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		  SECURITIES AND EXCHANGE COMMISSION
		                   Washington, D.C. 20549

			                   FORM 8-K

			            CURRENT REPORT

	                     Pursuant to Section 13 or 15(d) of the
                                      Securities Exchange Act of 1934

	             Date of Report (Date of earliest event reported)
	                                           June 15, 1997

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (TEX-LA) 1988 T-1
	          (Exact name of registrant as specified in its charter)

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

New York                           33-20166                   33-6878773
(State or other jurisdic-       (Commission File       (IRS Employer
 tion of incorporation)         Number)                    Identification No.)


National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                               20171-3025
(Address of principal executive offices)                        (ZIP Code)

Registrant's telephone number, including area code:     (703) 709-6700

(Former name or former address, if changed since last report)

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Item 5. Other Events

	In accordance with Section 5.01 of the Trust Agreement, a semi-annual report dated June 15, 1997 was sent to certificateholders. A copy of the report appears as an exhibit to this filing.


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Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

	(c)     Exhibits

	The following exhibit is filed herewith:

	21.1    Semi-annual Report to Certificateholders dated June 15, 1997.


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			    SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

			     NATIONAL RURAL UTILITIES COOPERATIVE
				FINANCE CORPORATION

			      /s/ Steven L. Lilly
		       Steven L. Lilly, Chief Financial Officer

June 15, 1997

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	                               Exhibit Index


(21.1)  Semi-annual Report to Certificateholders dated June 15, 1997.

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To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (TEX-LA) 1988 T-1
CUSIP:  781681 AF 8

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 5.1 of the Trust Agreement dated February 15, 1988, and amended as of March 16, 1988.

		Certificate Payment Date:                  June 15, 1997

		Distribution Allocable to
		   Principal:                                        $               0.00

		Distribution Allocable to
		   Interest:                                          $    530,912.50

		Distribution Allocable to
		   Premium:                                        $               0.00

		Fees Distributed to Servicer:              $         5,537.50

		Principal Balance of Certificates
		   Outstanding:                                   $ 11,075,000.00


No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

				   NATIONAL RURAL UTILITIES    					COOPERATIVE FINANCE CORPORATION


				    /s/ Steven L. Lilly
				    (Title) Chief Financial Officer


June 15, 1997